Exhibit 5.2

[LETTERHEAD OF BAKER & MCKENZIE LLP]

January 13, 2012

Ensco plc

6 Chesterfield Gardens

London England W1J 5BQ

Ladies and Gentlemen,

We have acted as U.S. securities counsel to Ensco plc, an English public limited company (the “Company”), in connection with the preparation of the registration statement on Form S-3 (the “Registration Statement”) to be filed on or about the date hereof by the Company with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities with an indeterminate aggregate initial public offering price, in one or more currencies, currency unit or units or composite currency or currencies as shall be designated by the Company: (i) unsecured debt securities of the Company, in one or more series (the “Debt Securities”), which may be issued under a senior indenture, a senior subordinated indenture, and a subordinated indenture, as applicable (collectively, the “Indentures”), to be entered into between the Company and a bank or trust company to be named as trustee and designated therein (each such trustee designated therein, a “Trustee”), (ii) preference shares of the Company (the “Preference Shares”), in one or more series, (iii) ordinary shares of the Company, in one or more series or classes, including Class A Ordinary Shares of the Company, nominal value $0.10 per share (the “Ordinary Shares”), (iv) warrants (the “Warrants”) to purchase Debt Securities, Preference Shares, Ordinary Shares or other securities of the Company, which may be issued pursuant to one or more warrant agreements proposed to be entered into between the Company and a warrant agent or agents to be named, to be sold separately or with Debt Securities, Preference Shares, Ordinary Shares or other securities of the Company, (v) fractional shares of the Company’s Preference Shares represented by depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Receipts”), which may be issued pursuant to one or more deposit agreements proposed to be entered into between the Company and a bank or trust company to be named (each, a “Deposit Agreement”), (vi) share purchase contracts of the Company (the “Share Purchase Contracts”) obligating the holders to purchase from or sell to the Company, and the Company to sell to or purchase from the holders, Ordinary Shares, Preference Shares and/or Depositary Shares at a future date or dates, which may be issued under one or more purchase contract agreements proposed to be entered into by the Company and a purchase contract agent or agents to be named, (vii) guarantees of the Debt Securities and other securities of the Company (the “Guarantees”), (viii) units of securities of the Company (the “Units”) consisting of one or more Share Purchase Contracts, Warrants, Debt Securities, debt obligations of third parties, including United States treasury obligations, Ordinary Shares, Preference Shares, Depositary Shares, Guarantees, or any combination thereof, and (ix) such indeterminate amount of Debt Securities and number of shares of Preference Shares, Ordinary Shares and Depositary Shares as may be issued upon conversion, exchange or exercise of any Debt Securities, Preference Shares, Depositary Shares or Warrants, including Preference Shares, or Depositary Shares as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the “Indeterminate Securities”). The Debt Securities, the Depositary Shares, the Warrants, the Share Purchase Contracts, the Guarantees, the Units, and the Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the current articles of association of the Company (the “Articles”), (ii) resolutions adopted by the board of directors of the Company, (iii) the forms of each of the Indentures included as exhibits to the Registration Statement, (iv) that certain Indenture, dated as of March 17, 2011, by and between the Company and Deutsche Bank Trust Company Americas, as trustee (v) the form of Registration Statement relating to the Offered Securities, and (vi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) each natural person signing any document reviewed by us had the legal capacity to do so, (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity, (vi) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded, (vii) a prospectus supplement will have been prepared and timely filed with the SEC describing the Offered Securities, (viii) all Offered Securities will be issued and sold in compliance with applicable U.K. and U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (ix) the Indentures, together with any supplemental indenture relating to a series of Debt Securities to be issued under any of the Indentures, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us, (x) with respect to Debt Securities, the applicable trustee shall have been designated and qualified under the Trust Indenture Act of 1939, as amended, and a

Statement of Eligibility of the Trustee on a Form T-1 has been or will be filed with the SEC with respect to such trustee, (xi) if in an underwritten offering, a definitive purchase, underwriting or similar agreement with respect to any Offered Securities will be duly authorized and validly executed and delivered by the Company and the other parties thereto, (xii) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, and (xiii) with respect to Ordinary Shares or Preference Shares offered (including upon exercise, conversion or exchange of any Debt Securities, Warrants, Share Purchase Contracts or Units and upon deposit thereof in connection with an offering of Depositary Shares), there will be sufficient Ordinary Shares or Preference Shares authorized for allotment or issuance under the Company’s Articles and requisite shareholder approvals, and not otherwise reserved for issuance.

We have also assumed that the Company has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of England) in connection with the transactions contemplated by, and the performance of its obligations with respect to, the issuance of the Offered Securities. We have also assumed that the Offered Securities and each of the Indentures will be executed and delivered in substantially the form reviewed by us. In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of their respective obligations under, the Indentures, the Offered Securities, any Deposit Agreement, any warrant agreement, any purchase contract agreement and any unit agreement will not, violate, conflict with or constitute a default under (i) the Articles of the Company, or any agreement or other instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We have also assumed that (i) prior to the issuance of any Offered Securities, the board of directors or a duly authorized committee thereof will have adopted resolutions setting forth, among other things, the offering price or formula pursuant to which such offering price may be determined with respect to such Offered Securities and each of the Indentures, any Deposit Agreement, any warrant agreement, any purchase contract agreement and any unit agreement, as applicable, and each certificate or other executed document evidencing Offered Securities, will be duly authorized, executed and delivered by the Company under English law, (ii) the choice of New York law in each of the Indentures, any Deposit Agreement, the Guarantees, and, if applicable, any warrant agreement, purchase contract agreement or any unit agreement is legal and valid under the laws of any other applicable jurisdictions, (iii) the execution and delivery by the Company of each of the Indentures, any Deposit Agreement, any warrant agreement, any purchase contract agreement, any unit agreement and each other certificate or executed document evidencing Offered Securities and the performance by the Company of its obligations thereunder will not violate or conflict with English law, and (iv) the Company will have otherwise complied with all aspects of English law in connection with the issuance of the Offered Securities as contemplated by the Registration Statement.

Based on the foregoing, we are of the opinion that:

1. With respect to any series of Debt Securities to be offered pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture, (ii) the Offered Debt Securities have been offered and sold in accordance with the applicable Indenture, the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (iii) the applicable Indenture has been duly executed and delivered by each party thereto and the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities, Preference Shares, Depositary Shares or Warrants) will be binding obligations of the Company.

2. With respect to any Depositary Shares to be offered pursuant to the Registration Statement (the “Offered Depositary Shares”), when (i) the applicable Deposit Agreement has been duly authorized, executed and delivered by the Company and depositary party thereto, (ii) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement relating to such Offered Depositary Shares, (iii) the Offered Depositary Shares have been authorized, offered and sold in accordance with the applicable Deposit Agreement, the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, (iv) the Preference Shares relating to such Offered Depositary Shares have been duly issued and deposited with the depositary, (v) the Receipts evidencing such Offered Depositary Shares are duly issued against the deposit of such Preference Shares in accordance with the Deposit Agreement, and (vi) the Offered Depositary Shares have been duly executed and countersigned in accordance with the provisions of the applicable Deposit Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Depositary Shares will be validly issued, fully paid and non-assessable.

3. With respect to any series of Warrants to be offered pursuant to the Registration Statement (the “Offered Warrants”), when (i) the applicable warrant agreement has been duly authorized, executed and delivered by the Company and the warrant agent thereto, (ii) the terms of the Offered Warrants and their issuance and sale have been duly established in conformity with the applicable warrant agreement (including the authorization of the issuance of the Ordinary Shares, Preference Shares or the Debt Securities to be issued pursuant to such Offered Warrants), (iii) the Offered Warrants have been authorized, offered and sold in accordance with the applicable warrant agreement, the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and

(iv) the Offered Warrants have been duly executed and delivered by the Company to the purchasers thereof in the manner contemplated in the applicable warrant agreement upon payment of the agreed-upon consideration therefor, the Offered Warrants (including any Warrants duly issued upon conversion, exchange or exercise of any Debt Securities, Preference Shares or Depositary Shares), will be binding obligations of the Company.

4. With respect to any Share Purchase Contracts to be offered pursuant to the Registration Statement (the “Offered Share Purchase Contracts”), when (i) the applicable purchase contract agreement has been duly authorized, executed and delivered by the Company and the other parties thereto, and (ii) the terms of the Offered Share Purchase Contracts and their issuance and sale thereof have been duly established in conformity with the applicable purchase contract agreement (including authorization of the issuance or purchase of the Ordinary Shares, the Preference Shares or the Debt Securities to be issued or purchased pursuant to such Offered Share Purchase Contracts), (iii) the Offered Share Purchase Contracts have been authorized, offered and sold in accordance with the applicable purchase contract agreement and the applicable purchase contract agreement, the Registration Statement, including the prospectus supplement, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (iv) the Offered Share Purchase Contracts have been duly executed and authenticated in accordance with the provisions of the applicable purchase contract agreement and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, the Offered Share Purchase Contracts will be binding obligations of the Company.

5. With respect to any Guarantees to be offered pursuant to the Registration Statement (the “Offered Guarantees”), when (i) the terms of the Offered Guarantees and of their issuance and sale have been duly established, (ii) the Offered Guarantees have been offered and sold in accordance with the applicable indenture or supplemental indenture, the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (iii) the applicable indenture or supplemental indenture has been duly executed and delivered by each party thereto and the Offered Guarantees have been duly executed and authenticated in accordance with the provisions of the applicable indenture or supplemental indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Guarantees will be binding obligations of the Company.

6. With respect to any Units to be offered pursuant to the Registration Statement (the “Offered Units”), when (i) the applicable unit agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto, (ii) the terms of the Offered Units and the related Offered Securities and their issuance and sale thereof have been duly established in conformity with the applicable contracts, agreements or indentures that are a component of the Offered Units (including authorization of the issuance of any Offered Securities to be issued pursuant to such Offered Units), (iii) the Offered Units have been authorized, offered and sold in accordance with the applicable unit agreement, the Registration Statement, including the prospectus supplement, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (iv) the Offered Units have been duly executed and delivered by the Company to the purchasers thereof in the manner contemplated in the applicable unit agreements upon payment of the agreed-upon consideration therefor, the Offered Units will be binding obligations of the Company.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Offered Security may be limited by or subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles, and (ii) with respect to any Debt Securities or Guarantees denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Debt Securities or Guarantees, as applicable, be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited in all respects to the laws of the State of New York and the federal laws of United States of America, in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws, and we do not express any opinions as to the laws of any other jurisdiction. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect and to the facts as they presently exist.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the SEC issued thereunder.

Very truly yours,

/s/    Baker & McKenzie LLP

Baker & McKenzie LLP